Loan Agreement

By and between

Faith Winner (Jixian) Agriculture Development Company Limited

And

Heilongjiang Yanglin Soybean Group Co., Ltd.

September 24th, 2007

Loan Agreement

The Lender: Faith Winner (Jixian) Agriculture Development Company Limited ("Faith Winner (China)")

Business License Registration No.: QiduheizongziNo.001195

Legal Representative: Mr. Liu Shulin

Address: Hedong District,Fuli Town,Jixian County, Shuangyashan City, Heilongjiang

Bank Account.: Ha'rbin Development Area Branch, Industrial and Commercial Bank of China

US Dollars Acount No.: 3500041129314000878

RMB Account No.: 3500041109006588888

The Borrower: Heilongjiang Yanglin Soybean Group Co., Ltd. (hereinafter referred to as the "Company")

Business License No.: 2305002100498

Legal Representative: Mr. Liu Shulin

Address: Hedong District, Fuli Town, Jixian County, Helongjiang Province.

Bank Account No.: Industrial and Commercial Bank of China, Jixian Branch (Code No.: 0908022819245098796)

This Loan Agreement ("this Agreement") is made and entered into through friendly consultation by and between the Borrower and the Lender (hereinafter collectively referred to as "the Parties" or individually as "each Party ") on the day of September 24th, 2007.

The Lender agrees to release the loan through bank, and the Parties enter into this Agreement as follows:

1. DEFINITION

Except provided otherwise, the terms under this Agreement mean:

（1）"Bank Business Working Day" means business day on which Renminbi transaction is conducted on the China Industrial and Commercial Bank;

（2）"RMB"or "￥" refers to the legal currency within the P.R.China territory excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

（3）"Signing Date" refers to the date of signing this Agreement;

2. THE TOTAL LOAN AMOUNT

The total principal amount of the loan is Seventeen million US Dollars, (17,000,000 US Dollars).

3. TERMS OF THE AGREEMENT

The term of this Agreement shall begin from the Effective Date and expire until the loan is completely repaid by the Borrower as required by the Lender under the agreement.

4. LOAN USAGE

The loan provided hereunder shall be used in the form of flowing cash for the purpose of its business operation; and the Parties agree that the Lender shall provide loan as working capital and to satisfy its working capital needs going forward, and the Borrower shall in no event change the usage without the written authorization by the Lender.

5. LOAN INTEREST

The Loan shall be repaid without any interest.

6. REPAYMENT

Repayment should be made in its entirety or in part, at Lender's option and upon 10 days written notice, by (i)cash, or (ii) transfer of equity interest of the Borrower or all

its assets(at minimum price allowed under the PRC laws with any excess over such price continued to be subject to repayment obligation under this Loan Agreement).

7. COVENANT

The Parties agree that the Borrower shall warrants as follows within the term hereof unless this Agreement is terminated or canceled in accordance with the provisions hereunder.

(1) Without the Lender's prior written consent, the Borrower shall not supplement or amend its articles of association or rules of the company in any manner, nor shall it increase or decrease its registered capital or change its shareholding structure in any manner;

(2) The Borrower shall prudently and effectively maintain its business operations according to good financial and business standards;

(3) Without the Lender's prior written consent, the Borrower shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect the Lender's rights and interest hereunder;

(4) The Borrower shall not incur or succeed to any debts, nor shall it provide guarantee for or permit the existence of any debts, except those that are incurred during its normal business operation or agreed to or confirmed by the Lender in advance;

(5) Without the Lender's prior written consent, the Borrower shall not enter into any material contract (exceeding RMB5, 000,000 in value), unless it is necessary for the company's normal business operation;

(6) Without the Lender's prior written consent, the Borrower shall not provide any loans or guarantee to any third party;

(7) At the Lender's request, it shall provide the Lender with all information regarding the Lender's business operation and financial condition;

(8) Without the Lender's prior written consent, the Borrower shall not acquire or consolidate with any third party, nor shall they invest in any third party;

(9) The Borrower shall promptly notify the Lender of any pending or threatened lawsuit, arbitration or administrative dispute which involve the Lender's assets, business or incomes; and

(10) Without the Lender's prior written consent, the Borrower shall not commit any act or omission that would materially affect the Lender's assets, business or liabilities;

8. TAX AND EXPENSE

Any and all taxes and expense accrued due to the execution and performance hereof, and any dispute resolution in relation to this Agreement shall be paid by the Borrower.

9. LIABILITIES AND INDEMITIES FOR BREACH OF THIS AGREEMENT

9.1 If the Borrower uses the loans incompliance with the provided manners hereunder, the Lender shall withdraw the unduly used part.

9.2 If the Borrower illegally uses the loans, the Lender shall withdraw the whole amount of the loan.

10. FORCE MAJEURE

"Force Majeure" refers that any event, condition, situation or the combination of event, condition and situation, which is outside the direct or indirect reasonable controlling scope of the influenced party, and is limited by inevitable event, condition or situation that the influenced party could not reasonable anticipate, or avoid, prevent or inevitable postpone either's perform under the terms of this Agreement. Neither party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure. However, one party shall notify the other party in writing as soon as practical of any delay due to force majeure. After the force majeure ceases, each party shall continue to perform under this Agreement.

11. EFFECTIVE DATE

This Agreement shall take effect on the date of execution hereof by its duly authorized representative.

12. GOVERNING LAW AND DISPUTE RESOLUTION

12.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under the laws of the People's Republic of China.

12.2 Any dispute arising out of this Agreement, including but not limited to execution, enforcement, implementation, interpretation, default, modification, and termination, shall be resolved by both parties through mutual negotiation. If both parties could not reach an agreement within 30 days since the dispute is brought forward, either Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon both parties, if the losing party refuses to enforce the arbitration award, the winning party may seek enforcement of arbitration award in a PRC court with jurisdiction over the dispute; and the winning party shall have the right to ask the losing party to pay for all professional service (including but not limited to legal counsel service, arbitration fees, enforcement fees) costs in the course of arbitration and other related costs.

12.3 During the process of dispute-resolution, both parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

13. MODIFICATION, CANCELLATION, TERMINATION

13.1 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

13.2 The Parties may terminate this Agreement with mutual written agreement before expiration date.

14. GENERAL

14.1 The Parties may sign additional agreement regarding to those matters excluded

in this Agreement, of this Consignment. Additional agreement and this Agreement have the same effectiveness.

14.2 This Agreement is written in both English and Chinese. Both versions shall be equally valid and authentic.

14.3 Both English and Chinese version is prepared in two duplicates, each of which shall be held by each Party.

(Signature Page Only)

IN WITNESS THEREFORE, the Parties hereto have caused to execute this Agreement

For and on behalf of

Faith Winner Agriculture (Jixian) Development Company Limited (Seal)

Legal Representative (or Authorized Representative) Signature

Heilongjiang Yanglin Soybean Group Co., Ltd. (Seal)

Legal Representative (or Authorized Representative) Signature